EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO

SECURITIES EXCHANGE ACT OF 1934 RULES 13a-14(a) AND 15d-14(a)

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Louis A. Bianco, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of CTI BioPharma Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Dated: April 30, 2015	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President
Finance and Administration